Exhibit 3.152

Form 207 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $750	Certificate of Formation Limited Partnership	This space reserved for office use.

Article 1 — Entity Name and Type

The filing entity being formed is a limited partnership. The name of the entity is:

NHI TX Owner LP

The name must contain the words “limited,” “limited partnership,” or an abbreviation of that word or phrase. The name of a limited partnership that is also a limited liability partnership must also contain the phrase “limited liability partnership” or “limited liability limited partnership” or an abbreviation of one of those phrases.

Article 2 — Registered Agent and Registered Office (Select and complete either A or B and complete C)

☑  A. The initial registered agent is an organization (cannot be entity named above) by the name of:

National Corporate Research, Ltd.

OR

☐  B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

800 Brazos, Suite 1100	Austin	TX	78701
Street Address	City	State	Zip Code

Article 3 — Governing Authority (Select and complete either A or B and provide the name and address of each governing person)

The name and address of each general partner are set forth below:

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization but not both)
IF INDIVIDUAL

First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION
	NHI TX Owner GP LLC
Organization Name
ADDRESS OF GOVERNING PERSON
	250 Park Center Blvd., P.O. Box 20	Boise	ID		83726
Street or Mailing Address	City		State	Country	Zip Code

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NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization but not both)
IF INDIVIDUAL

First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON

Street or Mailing Address	City		State	Country	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization but not both)
IF INDIVIDUAL

First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON

Street or Mailing Address	City		State	Country	Zip Code

Article 4 — Principal Office

The address of the principal office of the limited partnership in the United States where records are to be kept or made available under section 153.551 of the Texas Business Organizations Code is:

250 Park Center Boulevard		Boise	ID	USA	83726
Street or Mailing Address	City		State	Country	Zip Code

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Effectiveness of Filing (Select either A, B, or C)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

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B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	May 30, 2006
Signature for each general partner:

/s/ Rikki Soloway

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